Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pharmacity Corporation

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated February 6, 2009, of Pharmacity Corporation, relating to the consolidated financial statements as of January 31, 2009 and for the period from inception to January 31, 2009, and to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ M&K CPAS, PLLC
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Houston, Texas
February 17, 2009